    As filed with the Securities and Exchange Commission on January 16, 1997

                                                           REGISTRATION NO. 333-
================================================================================
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                           ---------------------------


                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------


                          TRANSKARYOTIC THERAPIES, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                                               04-3027191
(State or other jurisdiction                                 (I.R.S. Employer
     of incorporation)                                      Identification No.)

 195 ALBANY STREET, CAMBRIDGE, MASSACHUSETTS                     02139
  (Address of Principal Executive Offices)                     (Zip Code)

                           ---------------------------



                          1993 LONG-TERM INCENTIVE PLAN
                            (Full Title of the Plan)

                                RICHARD F SELDEN
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          Transkaryotic Therapies, Inc.
                                195 Albany Street
                               Cambridge, MA 02139
                     (Name and Address of Agent For Service)

                                 (617) 349-0200
                     (Telephone Number, Including Area Code
                              of Agent For Service)



                           ---------------------------


                                                CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------------
    Title Of Securities To Be            Amount To Be              Proposed             Proposed Maximum          Amount Of
            Registered                    Registered           Maximum Offering        Aggregate Offering      Registration Fee
                                                              Price Per Share(1)            Price(1)
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value             2,242,052               $18.625                  $41,758,218            $12,654
-------------------------------------------------------------------------------------------------------------------------------

(1)  Estimated solely for the purpose of determining the registration fee and computed pursuant to Rule 457(h) based upon the average of the high and low sale prices on January 10, 1997 as reported by the Nasdaq National Market System.

================================================================================

                                  Page 1 of 10
                         Exhibit Index appears at Page 8

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information required by Part I is included in the documents sent or given to participants in the 1993 Long-Term Incentive Plan of Transkaryotic Therapies, Inc. (the "Registrant") pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.
------------------------------------------------

     The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents filed with the Commission are incorporated herein by reference:

     (a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b), or otherwise, under the Securities Act that contains, either directly or by incorporation by reference, audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

     (b) All reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or prospectus referred to in (a) above.

     (c) The description of the common stock of the Registrant, par value $.01 per share, (the "Common Stock"), contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     (d) The Registrant's definitive proxy statement or information statement, if any, filed pursuant to Section 14 of the Exchange Act in connection with the latest annual meeting of its stockholders, and any definitive proxy or information statements so filed in connection with any subsequent special meetings of its stockholders.

     (e) Information as to stock options, including the amount outstanding, exercises, prices and expiration dates, included in the Registrant's definitive proxy statement, described in (d) above and which will be included in the future either in the Registrant's proxy statements, annual reports or appendices to the prospectus.

     All documents filed after the date of this Registration Statement by the Registrant pursuant to Section 13(a), 13(d), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment that indicates that all shares of Common Stock offered hereunder have been sold or which deregisters all shares of Common Stock remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.


Item 4. Description of Securities.
----------------------------------

     Not Applicable.

Item 5. Interests of Named Experts and Counsel.
-----------------------------------------------

     Not Applicable.

Item 6. Indemnification of Directors and Officers.
--------------------------------------------------

     Section 145 of the Delaware General Corporation Law permits the Registrant to indemnify directors, officers, employees and agents of the Registrant against actual and reasonable expenses (including attorneys' fees) incurred by them in connection with any action, suit or proceeding brought against them by reason of their status or service as a director, officer, employee or agent by or on behalf of the Registrant, and against expenses (including attorneys' fees), judgments, fines and settlements actually and reasonably incurred by him in connection with any such action, suit or proceeding, if (i) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and (ii) in the case of a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Except as ordered by a court, no indemnification shall be made in connection with any proceeding brought by or in the right of the corporation where the person involved is adjudged to be liable to the Registrant.

     Article VII of the Registrant's Restated Certificate of Incorporation provides that a director shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that elimination or limitation of liability is not permitted under the Delaware General Corporation Law as in effect when such liability is determined.

     Article VIII of the Registrant's Restated Certificate of Incorporation provides that the Registrant shall, to the fullest extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become a director or officer of the Registrant, or is or was serving, or has agreed to serve at the request of the Registrant as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise. The indemnification provided for in Article VIII is expressly not exclusive of any other rights to which those seeking indemnification may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such persons. Article VIII further permits the Board of Directors to authorize the grant of indemnification rights to other employees and agents of the Registrant and such rights may be equivalent to, or greater or less than, those set forth in Article VIII.

     Article VIII of the Registrant's Restated Certificate of Incorporation also provides that the Registrant shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person's status as such. The Registrant maintains insurance for directors and officers.

     Article VIII, Section 8 of the Registrant's By-Laws provides that the Registrant shall indemnify any and all of its directors or officers, who serve as an officer or director of the Registrant or of any other corporation at the request of the Registrant, to the fullest extent permitted under and in accordance with the laws of the state of Delaware.

Item 7. Exemption from Registration Claimed.
--------------------------------------------

     Not Applicable.


Item 8. Exhibits.
-----------------

     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.


Item 9. Undertakings.
---------------------

     (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Massachusetts, on this 16th day of January, 1997.

                                       TRANSKARYOTIC THERAPIES, INC.


                                       By: /s/ Richard F Selden
                                           --------------------------------
                                           Richard F Selden
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY


     We, the undersigned officers and directors of Transkaryotic Therapies, Inc. hereby severally constitute and appoint Richard F Selden and Michael Lytton, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 including any post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:
         SIGNATURE                      TITLE                              DATE
         ---------                      -----                              ----
 /s/ Richard F Selden           President, Chief Executive          January 16, 1997
----------------------------    Officer and Director
Richard F Selden                (Principal Executive
                                Officer)


 /s/ Anthony R. Hall            Vice President, Finance and         January 16, 1997
----------------------------    Administration; Chief Financial
Anthony R. Hall                 Officer (Principal Financial and
                                Accounting Officer)


 /s/ William R. Miller          Director                            January 16, 1997
----------------------------
William R. Miller



 /s/ Rodman W. Moorhead, III    Director                            January 16, 1997
----------------------------
Rodman W. Moorhead, III


 /s/ James E. Thomas            Director                            January 16, 1997
---------------------------
James E. Thomas

                               EXHIBIT INDEX
                               -------------

Exhibit Number                     Description                       Page Number
--------------                     -----------                       -----------

     4.1       Restated Certificate of Incorporation of the
               Registrant.                                               (1)

     4.2       Amended and Restated By-laws of the Registrant.           (1)

     4.3       Specimen certificate for shares of Common Stock,
               $.01 par value per share of the Registrant.               (2)

     5.1       Opinion of Palmer & Dodge LLP as to the legality
               of the securities registered hereunder.                    9

     23.1      Consent of Ernst & Young LLP, independent
               auditors.                                                 10

     23.2      Consent of Palmer & Dodge LLP (contained in
               Opinion of Palmer & Dodge LLP, filed as Exhibit
               5.1).

     24.1 Power of Attorney (set forth on the signature page to this Registration Statement).

------------------------------------
(1) Filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996 (File No. 0-21481) on November 26, 1996 and incorporated herein by reference.

(2) Filed as an exhibit to the Registrant's Registration Statement on Form S-1 (File No. 333-10845) declared effective on October 16, 1996 and incorporated herein by reference.